Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or rule 14a-12

Reign Sapphire Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement no.:

(3) Filing Party:

(4) Date Filed:

REIGN SAPPHIRE CORPORATION

9465 Wilshire Boulevard

Beverly Hills, CA 90212

(213) 457-3772

February 8, 2017

To Our Shareholders:

You are cordially invited to the Annual Meeting of Shareholders (the “Meeting”) of Reign Sapphire Corporation (the “Company”) to be held at the Company’s corporate offices located at 9465 Wilshire Blvd, Beverly Hills, CA 90212, on March 17, 2017.

The formal Notice of the Meeting and Proxy Statement describing the matters to be acted upon at the Meeting are contained in the following pages.  Shareholders also are entitled to vote on any other matters which properly come before the Meeting.

Enclosed is a proxy which will enable you to vote your shares on the matters to be considered at the Meeting even if you are unable to attend the Meeting.  Please mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed envelope as soon as possible for receipt prior to the Meeting.

WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING EITHER BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE.

Sincerely,

Joseph Segelman, CEO

REIGN SAPPHIRE CORPORATION

9465 Wilshire Boulevard

Beverly Hills, CA 90212

(213) 457-3772

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING

TO BE HELD ON MARCH 17, 2017

February 8, 2017

To the Shareholders of Reign Sapphire Corporation:

An Annual Meeting of Shareholders (the “Meeting”) of Reign Sapphire Corporation, a Delaware corporation (the “Company”) will be held at the Company’s corporate offices located at 9465 Wilshire Blvd, Beverly Hills, CA 90212, on March 17, 2017, at 9:00 am PST.

The Meeting is held for the purpose of considering and voting upon proposals to:

1.	Elect two directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.
2.	Amend our Articles of Incorporation to authorize a class of preferred stock, titled Series A Preferred Stock, which will have 51% voting control of the Company.
3.	Amend our Articles of Incorporation to change the corporate name to Reign Corporation.

Such other business as may lawfully come before the Meeting or any adjournment(s) thereof may also be conducted at the Meeting.

The Board of Directors is not aware of any other business to come before the Meeting.  Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on Friday, February 20, 2017 as the record date for determination of the shareholders entitled to vote at the Meeting and any adjournments thereof.

The Company recommends the approval of all the above-listed proposals.  If you wish to attend the Meeting in person and vote on the above-listed proposals, you may, but need not, fill out and return a proxy card included with this Notice.  You may also attend the meeting in person at the above-listed address and vote your shares in person at the meeting. You may also complete and sign the enclosed proxy which is solicited by the Board of Directors and return it promptly in the enclosed envelope.  The proxy will not be used if you attend the Meeting and vote in person.

EACH SHAREHOLDER, WHETHER OR NOT HE PLANS TO ATTEND THE MEETING, IS REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD.  ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY SHAREHOLDER PRESENT AT THE MEETING MAY REVOKE HIS PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING.  HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS,

Joseph Segelman, Director

REIGN SAPPHIRE CORPORATION

9465 Wilshire Boulevard

Beverly Hills, CA 90212

(213) 457-3772

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

February 8, 2017

To Our Shareholders:

This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors of Reign Sapphire Corporation. (the "Company") of proxies to be used at the Annual Meeting of Shareholders (the "Meeting") to be held at the Company’s corporate offices located at 9465 Wilshire Blvd, Beverly Hills, CA 90212, on March 17, 2017, at 9:00 am PST, and at any adjournments or postponements thereof.  The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

 This Proxy Statement, the accompanying proxy card, and the Notice of Annual Meeting of Shareholders (collectively, the "Proxy Materials") are first being sent to shareholders beginning on or about February 20, 2017.

GENERAL INFORMATION

Solicitation

The enclosed proxy is being solicited by the Company's Board of Directors.  The costs of the solicitation will be borne by the Company.  Proxies may be solicited personally or by mail, telephone, facsimile or email by directors, officers and employees of the Company, none of whom will receive any additional compensation for such solicitations.  The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the proxy materials to beneficial owners of the Company's shares.

Voting Rights and Votes Required

Holders of shares of Reign Sapphire Corporation common stock (the "Common Stock") at the close of business on Friday, February 20, 2017 (the "Record Date"), are entitled to notice of, and to vote at, the Meeting.  As of the Record Date [________] shares of Company's Common Stock were outstanding.

For all Proposals, holders of Common Stock are entitled to one vote per share.

For all Proposals, the presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast as of the Record Date constitute a quorum for the transaction of business at the Meeting.  The presence in person or by proxy of the holders of votes entitled to be cast of at least [________] votes at the Meeting is required for a quorum.   All shareholders will vote together as one class.

In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies.  Abstentions will count towards quorum requirements.

As to the election of directors under Proposal 1, the proxy card being provided by the Board enables a shareholder to vote for the election of each of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed.  Directors are elected by a plurality of votes cast, without respect to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the other nominees being proposed is withheld.

The affirmative vote of a majority of the votes cast on the matter is required to approve Proposals 2, and 3.   As to these Proposals, a shareholder may:  (i) vote "FOR" the proposal, (ii) vote "AGAINST" the proposal, or (iii) "ABSTAIN" with respect to the proposal.  Abstentions and broker non-votes will not have an effect on these proposals.  Shareholders are not entitled to cumulative voting on any issue being presented to the shareholders.

The proposed corporate actions on which the shareholders are being asked to vote are not corporate actions for which shareholders of a Delaware corporation have the right to dissent under Delaware corporation law.

Shares of Common Stock represented by all properly executed proxies received at the Company's transfer agent by Monday, March 13, 2017 will be voted as specified in the proxy.  Unless contrary instructions are indicated on the proxy, the shares of Common Stock represented by such proxy will be voted "FOR" the slate of directors described herein and "FOR" each of the Proposals.

Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting other than as described herein.  If any other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, the proxy holder named in the enclosed proxy intends to vote in his discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire.  A proxy may be revoked at any time prior to its exercise by (i) providing notice in writing to the Company's corporate secretary that the proxy is revoked; (ii) presenting to the Company a later-dated proxy; or (iii) by attending the Meeting and voting in person.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors, Management and Certain Beneficial Owners

The number of shares outstanding of the Company's Common Stock at February 8, 2017 was 43,809,544. The following table sets forth the beneficial ownership of the Common Stock and Series A Preferred Stock as of February 8, 2017, by each director, director nominee and executive officer of the Company.  To the extent any of the named shareholders own derivative securities that are vested or otherwise exercisable into shares of our Common Stock these securities are included in the column regarding that shareholders' Common Stock beneficial ownership (as required by Rule 13d-3(a)) and the material terms of such derivative securities are explained in the notes to the table.

Security Ownership of Directors, Management and certain Beneficial Holders

Name and Address of Beneficial Owner	Position	Common Stock - Amount and Nature of Beneficial Ownership	Percent of Common Stock(1)
Executive Officers and Directors:
Joseph Segelman(3)	Director,
9465 Wilshire Boulevard, Beverly Hills, CA	CEO and
90212	Director Nominee	20,000,000	46.1%

Chaya Segelman 9465 Wilshire Boulevard	Current Director and Director Nominee
Beverly Hills, CA 90212		2,500,000	5.76%

All current directors and executive officers as a group		22,500,000	51.4%

Five Percent Stockholders:
Australian Sapphire(2)		5,000,000	11.52%
Coordinates Collection (4)		5,500,000	12.68%
Alpha Capital Anstalt(5)		4,380,954	9.99%
Brio Capital Master Fund, Ltd.(6)		4,380,954	9.99%

(1)

Based on 43,809,544 shares of common stock issued and outstanding. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2)

Mr. Joseph Segelman is the owner of all of the outstanding shares of Australian Sapphire Corporation and thus has beneficial ownership and voting and dispositive power over all of the common shares of the Company owned of record by Australian Sapphire Corporation, which shares are not included in the number of shares identified as being beneficially owned by Mr. Segelman in his individual capacity elsewhere in the table. The address for Australian Sapphire is 9190 W. Olympic Blvd, #263, Beverly Hills, CA 90212

(3)

Does not include 10,000,000 shares of authorized but unissued common stock, at an exercise price of $.005 per share, that Mr. Segelman has the right to acquire upon exercise of options granted under the Company’s 2015 Equity Incentive Plan. The shares subject to such options have not been included since the options are not currently exercisable or exercisable within 60 days of the date of this filing and thus are not deemed to be currently outstanding and beneficially owned by Mr. Segelman as the holder of the options..

(4)	Coordinates Collection, Inc. is owned by FD9 Group, B.V. The address for Coordinates Collection, Inc. is 1933 S. Broadway, Los Angeles, CA 90007.

(5)

Consists of: (i) 1,666,677 common shares; and (ii) convertible notes in the total amount of $575,001 and warrants to purchase common shares that are convertible and/or exercisable into 8,385,467 common shares as of the date of this filing. However, Alpha Capital Anstaldt (“Alpha”) is contractually limited to beneficial ownership of our common shares not to exceed 9.99% and this limitation has been taken into account in calculating the number of shares shown in the table for Alpha. Subject to certain conditions, Alpha holds an additional investment right to purchase additional common shares, convertible notes and warrants. The stockholder has advised us that voting and dispositive power of all of the common shares of the Company owned of record by the stockholder is held by Konrad Ackermann and Dr. Nicola Feuerstein, who are members of the board of directors of Alpha. The business address of Alpha is Lettstrasse 32, 9490 Vaduz, Lichtenstein.

(6)	Consists of: (i) 1,666,677 common shares; and (ii) convertible notes in the total amount of $575,001 and warrants to purchase common shares that are convertible and/or exercisable into 8,385,467 common shares as of the date of this filing. However, Brio Capital Master Fund Ltd. (“Brio”) is contractually limited to beneficial ownership of our common shares not to exceed 9.99% and this limitation has been taken into account in calculating the number of shares shown in the table for Brio. Brio holds an additional investment right to purchase additional common shares, convertible notes and warrants. The stockholder has advised us that voting and dispositive power of all of the common shares of the Company owned of record by the stockholder is held by Shaye Hirsch, who is a director of Brio. The business address of Brio is 100 Merrick Road, Suite 401W, Rockville Center NY 11570.

Changes in Control

There are no arrangements known to the Company which may result in a change in control of the Company.

MANAGEMENT

The table below sets forth the names, titles, and ages of the members of the Company's Board of Directors, director nominees and its executive officers.   Executive officers of the Company are appointed by the Board of Directors.  Directors serve for a term of one year and until their successors have been elected and qualified or until their earlier resignation or removal.  There was no agreement or understanding between the Company and any director, director nominee or executive officer pursuant to whom he or she was selected as an officer or director.

Name	Position	Age	Year Appointed as Officer or Director
Joseph Segelman	Current Director, CEO, Director Nominee	40	2014
Chaya Segelman	Current Director, Director Nominee	37	2014

Joseph Segelman has served as our President and Chief Executive Officer and a member of our board of directors since December 2014. During the five year period prior to December 2014, Mr. Segelman served as the Chief Executive Officer and Managing Director of UWI Holdings Corporation (previously known as Australian Sapphire Corporation), Shefa Mining Corporation and Spencer Lloyd & Associates. He is an experienced marketing and operations professional with over 17 years of experience in logistics and marketing and extensive experience in the Australian mining and gem industry. He is currently Director of Australian Sapphire Corporation and Spencer Lloyd & Associates. He is also a Director & Board Member of OBK (a Sydney based charity), and a Captain (Chaplain) in the Australian Army reserves. Mr. Segelman is the author of “Take Action: Successful Australians Share their Secrets”, (Lothian Books, 2004).

Chaya Segelman has served as our Secretary and a member of our board of directors since December 2014. During the five year period prior to December 2014, Mrs. Segelman served as the secretary and head of operations and a member of the board of directors of UWI Holdings Corporation (previously known as Australian Sapphire Corporation), Shefa Mining Corporation and Spencer Lloyd & Associates. She has over 15 years of company administration experience.

Our sole directors, Joseph and Chaya Segelman, are married to one another.

Legal Proceedings

During the past ten years, none of the persons serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including:  (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity.  Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

Board of Directors – Composition, Qualifications and Attributes

The Company's Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes, and skills, when taken together, will allow the Board of Directors to satisfy its oversight obligations effectively.  Currently, the Company does not have a separate nominating committee as, to date, it does not believe that the Company as an early stage company with limited personnel, required such a committee.  However, as the Company grows, the Board may consider establishing a separate nominating committee.  As such, currently the Board of Directors as a whole is in charge of identifying and appointing appropriate persons to add to the Board of Directors when necessary.

In identifying Board candidates it is the Board's goal to identify persons whom it believes have appropriate expertise and experience to contribute to the oversight of a company of the Company's nature while also reviewing other appropriate factors.

Board Leadership Structure and Role in Oversight

The Company's Board of Directors currently comprises of two persons, being Joseph Segelman and Chaya Segelman.

The Board of Directors is responsible for risk oversight of the Company.  Risks facing the Company include competitive, economic, operational, financial, accounting, liquidity, tax, regulatory, safety, employment, political and other risks that are attendant to early stage companies.  Risks are reported to the Board of Directors through the Company's (and its subsidiaries') executive officers, who are responsible for the identification, assessment and management of the Company's risks.  However, the current members of the Board of Directors are actively involved in various aspects of the Company's operations and thus are also charged with identifying risks. The Board of Directors regularly discusses the risks identified and reported by the Company's executive officers and reviews with management strategies and actions to mitigate the risks and the status and effectiveness of such strategies and actions.

Meetings of the Board and Committees

The Board of Directors took action three times by written consent during the Company's calendar year ended December 31, 2016.   The Company's Board of Directors maintained regular communications throughout the year between all of the officers and directors.  The Company does not have a policy regarding board members' attendance at annual meetings of shareholders.  As discussed in more detail below, the Company does not have standing audit, nominating or compensation committees.

Committees of the Company's Board of Directors

The Company does not have a separately designated audit committee or compensation committee. Instead, the entire Board as a whole acts as the Company's audit and compensation committees.  Consequently the Company does not currently have a designated audit committee financial expert.

Code of Ethics

The Company has not formally adopted a written Code of Ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

No Nominating Committee; Procedures by which Security Holders May Recommend Nominees to the Board of Directors

The Company does not have a separately designated nominating committee.  The Company does not have such a committee because we currently believe that, given our small size, and the fact that no Company securities are traded on a national stock exchange, that such a committee is not currently necessary.  Unless and until the Company establishes a separate nominating committee, when a board vacancy occurs, the remaining board members will participate in deliberations concerning director nominees.  In the future the Company may determine that it is appropriate to designate a separate nominating committee of the board of directors comprised solely of independent directors.

In considering candidates for membership on the Board of Directors, the Board of Directors will take into consideration the needs of the Company and its Board of Directors, the qualifications of the candidate and the personal and cultural fit with the Company.  With respect to potential new Board members the Board will require and/or review information such as the following:

•	The name and address of the proposed candidate;
•	The proposed candidates' resume or a listing of his or her qualifications to be a director of the Company;
•	A description of any relationship that could affect such person's qualifying as an independent director, including identifying all other public company board and committee memberships;
•	Any information about the proposed candidate that would, under the federal proxy rules, be required to be included in the Company's proxy statement if such person were a nominee.

Director Independence

We do not have any independent directors. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;
•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
•	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);
•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or
•	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Shareholder Communication with the Board of Directors

The Company values the views of its shareholders (current and future shareholders, employees and others).  Any shareholder desiring to communicate directly with any officer or director of the Company may address correspondence to that person at our offices in Beverly Hills, California.  Our office staff will forward such communications to the addressee.

Transactions with Related Persons

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions with our executive officer(s), Director(s) and significant stockholders. We rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof.

The Company's Board of Directors as a whole is charged with reviewing and approving all related party transactions.  There have not been any transactions, or proposed transactions, to which the Company was or is to be a party, in which any Company director, officer, 5% beneficial owner or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest, except those outlined below.  The following disclosure is with respect to material transactions between the Company and related parties and with respect to material transactions.

Other than compensation arrangements, we describe below transactions and series of similar transactions, since January 1, 2015 (i.e., the last two completed fiscal years), to which we were a party or will be a party, in which the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Consulting Agreements

The Company had a consulting agreement beginning on June 20, 2013 with Joseph Segelman, its President and CEO and a director of the Company, under which he was to be compensated at $120,000 per annum and the agreement was to continue unless and until terminated at any time by either the Company or Mr. Segelman giving two month notice in writing. The Company accrued deferred compensation totaling $349,000 and $184,000 as of December 31, 2015 and 2014, respectively, with respect to this agreement. Such consulting agreement was terminated by mutual agreement of the parties as of March 31, 2015.

Effective as of April 1, 2015, we entered into an employment agreement with Joseph Segelman, our President and Chief Executive Officer. The initial term of Mr. Segelman’s employment agreement expires on December 31, 2018, unless earlier terminated by us or Mr. Segelman. The agreement provides for automatic one-year renewals, unless either we or Mr. Segelman give notice of our or his intention not to extend at least 90 days prior to the expiration of any term. Under his employment agreement, Mr. Segelman receives a minimum annual base salary of $180,000. Mr. Segelman is eligible to receive an annual performance bonus each year, if performance goals established by our board of directors are met, and is entitled to participate in customary benefit plans.

If we terminate Mr. Segelman’s employment without cause, he will be entitled to the following: (i) payment of (x) accrued compensation and unpaid base salary through the date of such termination, (y) any amounts previously deferred by Mr. Segelman and (z) the payment or reimbursement for expenses incurred prior to the date of such termination; (ii) an amount equal to 200% of the base salary and (iii) continued participation, at our expense, in our health and welfare programs for a period of two years after the date of termination.

For purposes of Mr. Segelman’s employment agreement with us, a termination for cause will be deemed to have occurred upon the happening of the following, subject to a cure right: (i) his misappropriation or theft of our or any of our subsidiary’s funds or property; (ii) his conviction or entering of a plea of nolo contendere of any fraud, misappropriation, embezzlement or similar act, felony or crime involving dishonesty or moral turpitude; (iii) his engagement in any conduct that is materially injurious to us; (iv) his material breach of his employment agreement or material failure to perform any of his duties owed to us; (v) his commission of any act involving willful malfeasance or gross negligence or his failure to act involving material nonfeasance; or (vi) his material violation of the code of conduct of the Company or its subsidiaries or of any statutory or common law duty of loyalty to the Company or its subsidiaries.

In connection with his employment agreement, Mr. Segelman was granted options to purchase 10,000,000 shares of our common stock in accordance with a share option agreement pursuant to the Company’s 2015 Incentive Equity Plan. The share option agreement provides, among other things, that Mr. Segelman’s options shall vest monthly over a two year period commencing on April 1, 2015. This award is also subject to accelerated vesting in certain circumstances, including in connection with certain terminations or the achievement of specified performance milestones including the successful offer and sale of all of the shares of common stock being offered by the Company pursuant to this filing.

The Company had a consulting agreement beginning June 20, 2013 with Chaya Segelman, its Secretary and a director of the Company, under which she was to be compensated at $60,000 per annum and agreement was to continue unless and until terminated at any time by either the Company or Mrs. Segelman giving two month notice in writing. The Company accrued deferred compensation totaling $167,000 and $92,000 as of December 31, 2015 and 2014, respectively, with respect to this agreement. Such consulting agreement was terminated by mutual agreement of the parties as of March 31, 2015.

Effective as of April 1, 2015, we entered into an employment agreement with Chaya Segelman, our Secretary and Head of Operations. The initial term of Mrs. Segelman’s employment agreement expires on December 31, 2018, unless earlier terminated by us or Mrs. Segelman. The agreement provides for automatic one-year renewals, unless either we or Mrs. Segelman give notice of our or her intention not to extend at least 90 days prior to the expiration of any term. Under her employment agreement, Mrs. Segelman receives a minimum annual base salary of $80,000.

If we terminate Mrs. Segelman’s employment without cause, she will be entitled to the following: (i) payment of (x) accrued compensation and unpaid base salary through the date of such termination, (y) any amounts previously deferred by Mrs. Segelman and (z) the payment or reimbursement for expenses incurred prior to the date of such termination; (ii) an amount equal to 50% of the base salary and (iii) continued participation, at our expense, in our health and welfare programs for a period of two years after the date of termination. The definition of cause under Mrs. Segelman’s employment agreement is the same as that in Mr. Segelman’s employment agreement.

The foregoing description of Mrs. Segelman’s employment agreement does not purport to be complete and is qualified in its entirety by the text of the agreement, a copy of which will be filed as an exhibit to this registration statement and incorporated by reference herein.

Joseph and Chaya Segelman are married to one another.

Loan and Advances

The Company has borrowed funds from Joseph Segelman, its President and CEO and a director of the Company, for working capital purposes from time to time. Advances are non-interest bearing and due on demand. Past loans and advances from Mr. Segelman were not made pursuant to any loan agreements or promissory notes, nor will any future loans and advances from Mr. Segelman be made pursuant to loan agreements or promissory notes.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires the Company's directors and officers and any persons who own more than ten percent of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC").  All directors, officers and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports files.  Based solely on our review of the copies of Forms 3, 4 and any amendments thereto furnished to us during the fiscal year completed December 31, 2016, and subsequently, none of our officers or directors have failed to file any required ownership reports.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following is a discussion and analysis of compensation arrangements of our named executive officers, or NEOs. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Summary Compensation Table

The particulars of the compensation paid to the following persons: (1) our principal executive officer; and (2) each of our two most highly compensated executive officers who were serving as executive officers at the end of the fiscal year ended December 31, 2016, who we will collectively refer to as the “named executive officers” of the Company, are set out in the following summary compensation table:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (i)	Total ($) (i)
Joseph Segelman,	2016	-	0	0	-	0	0	$0	$0
CEO	2015	165,000	0	0	2,500,000	0	0	$0	$2,665,000

Chaya Segelman,	2016	-	0	0	0	0	0	$0	$0
Operations	2015	75,000	0	0	0	0	0	$0	$75,000

Other than as disclosed below, there are no compensatory plans or arrangements with respect to our executive officers resulting from their resignation, retirement or other termination of employment or from a change of control.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of stock, option awards or other plan-based awards during the years ended December 31, 2016 and 2015 except as described below in “Equity Compensation Plans and Other Benefit Plans” below.

Options Exercised and Stock Vested Table

None of our named executive officers exercised any stock options or restricted stock units during the years ended December 31, 2016 and 2015.

Equity Compensation Plans and Other Benefit Plans

Other than as described below, the Company does not currently have any equity compensation plans and there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

2015 Equity Incentive Plan

On May 1, 2015 the board of directors and stockholders of the Company authorized the adoption and implementation of the Company’s 2015 Equity Incentive Plan (the “2015 Plan”). The principal purpose of the 2015 Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its related companies by providing them the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company’s stockholders. The material terms of the 2015 Plan are summarized below.

Share Reserve . Under the 2015 Plan, as amended on December 22, 2015, 14,000,000 shares of our common stock have initially been reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, stock appreciation rights, stock awards, restricted stock, restricted stock units and other stock and cash-based awards. To the extent that an award terminates, expires or lapses for any reason or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the 2015 Plan. As of the date of this filing, options to issue 10,000,000 shares of our common stock (all of the share reserved for issuance under the 2015 Plan) have been issued under the 2015 Plan. For information on the terms of such issued options, all of which have been issued to Joseph Segelman, our President and CEO.

Administration . The 2015 Plan will be administered by the Company’s board of directors as the “administrator”. Except for the terms and conditions explicitly set forth in the 2015 Plan, the administrator shall have full power and exclusive authority, to the extent permitted by applicable law and subject to such orders or resolutions not inconsistent with the provisions of the 2015 Plan as may from time to time be adopted by the Board to (i) select the eligible persons to whom awards may from time to time be granted under the 2015 Plan; (ii) determine the type or types of award to be granted to each participant under the 2015 Plan; (iii) determine the number of shares of common stock to be covered by each award granted under the 2015 Plan; (iv) determine the terms and conditions of any award granted under the 2015 Plan; (v) approve the forms of notice or agreement for use under the 2015 Plan; (vi) determine whether, to what extent and under what circumstances awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of common stock, other property and other amounts payable with respect to an award shall be deferred either automatically or at the election of the participant; (viii) interpret and administer the 2015 Plan and any instrument evidencing an award or notice or agreement entered into under the 2015 Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the 2015 Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the administrator deems necessary or desirable for administration of the 2015 Plan.

Eligibility . An award may be granted under the 2015 Plan to any employee, officer or director of the Company or a related company whom the administrator from time to time selects. An award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any related company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Awards . The 2015 Plan provides that the administrator may grant or issue stock options, stock appreciation rights, stock awards, restricted stock, restricted stock units and other stock and cash-based awards. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Nonstatutory Stock Option , or NSOs, will provide for the right to purchase shares of our common stock at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed ten years.

Incentive Stock Options , or ISOs, will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2015 Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

Restricted Stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and the right to receive dividends, if any, prior to the time when the restrictions lapse; however, extraordinary dividends will generally be placed in escrow, and will not be released until restrictions are removed or expire.

Restricted Stock Units may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, restricted stock units may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

Stock Appreciation Rights , or SARs, may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our common stock over a set exercise price. The exercise price of any SAR granted under the 2015 Plan must be at least 100% of the fair market value of a share of our common stock on the date of grant. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the 2015 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the administrator in the SAR agreements. SARs under the 2015 Plan will be settled in cash or shares of our common stock, or in a combination of both, at the election of the administrator.

Dividend Equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the award. Dividend equivalents may be settled in cash or shares and at such times as determined by the compensation committee or board of directors, as applicable.

Qualified Performance-Based Awards. The administrator has the ability to grant restricted stock or restricted stock units as qualified performance-based awards under Section 162(m)(4)(C) of the Internal Revenue Code.

Change in Control . In the event of a change of control, as defined in the 2015 Plan, the administrator may, in its discretion and without limitation, (i) cancel outstanding awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such awards, (ii) substitute other property (including cash or other securities) for shares of common stock subject to outstanding awards, (iii) arrange for the assumption of awards, or replacement of awards with new awards based on other property or securities, and (iv) after giving participants an opportunity to exercise any outstanding stock options and SARs, terminate any or all unexercised options and SARs.

Adjustments of Awards . In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of our assets to stockholders (other than normal cash dividends) or any other corporate event affecting the number of outstanding shares of our common stock or the share price of our common stock that would require adjustments to the 2015 Plan or any awards under the 2015 Plan in order to prevent the dilution or enlargement of the potential benefits intended to be made available thereunder, the administrator will make appropriate, proportionate adjustments to the aggregate number and type of shares subject to the 2015 Plan, the number and kind of shares subject to outstanding awards and terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards), and the grant or exercise price per share of any outstanding awards under the 2015 Plan.

Amendment and Termination . Our board of directors may amend or modify the 2015 Plan at any time and from time to time. However, we must generally obtain stockholder approval to increase the number of shares available under the 2015 Plan (other than in connection with certain corporate events, as described above) and to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule).

Termination . The board of directors may terminate the 2015 Plan at any time. No awards may be granted under the 2015 Plan after the tenth anniversary of the effective date of the 2015 Plan.

Compensation Discussion and Analysis

The Board of Directors acting in lieu of a compensation committee, is charged with reviewing and approving the terms and structure of the compensation of the Company's executive officers.  To date, the Company has not retained an independent compensation committee to assist the Company review and analyze the structure and terms of the Company's executive officers.

The Company considers various factors when evaluating and determining the compensation terms and structure of its executive officers, including the following:

1.	The Executive's leadership and operational performance and potential to enhance long-term value to the Company's shareholders;
2.	The Company's financial resources, results of operations, and financial projections;
3.	Performance compared to the financial, operational and strategic goals established for the Company;

4.	The nature, scope and level of the executive's responsibilities;
5.	Competitive market compensation paid by other companies for similar positions, experience and performance levels; and
6.	The executive's current salary, the appropriate balance between incentives for long-term and short-term performance.

Company management is responsible for reviewing the base salary, annual bonus and long-term compensation levels for other Company employees, and the Company expects this practice to continue going forward.  The entire Board of Directors remains responsible for significant changes to, or adoption, of new employee benefit plans.  The Company believes that, as a relatively new company, its compensation structure is fair to its executive officers as it is intended to balance the Company's need to minimize its overhead costs yet reward its executives for individual performance and company performance.

During the Company's 2016 and 2015 calendar years it paid its executive officers the following base salaries:

●	Joseph Segelman was paid a salary of $165,000 in 2015 and $0 in 2016.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers for our year ended December 31, 2016:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Joseph Segelman	-0-	-0-	10,000,000	0.005	2027	-0-	-0-	-0-	-0-

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors is nominating two persons to be elected to the Company's Board of Directors:  Joseph Segelman and Chaya Segelman.  If elected each director will serve for a one year term and until his/her successor is elected and qualified.

The Company's Board of Directors currently consists of three directors.  After consideration of director nominees and other factors, the Board of Directors determined to reduce the size of the Board to two members.

Vote Required and Recommendation

To be elected each director must receive a plurality of the votes cast at the Meeting.  The holders of Common Stock will vote as a single class.  The Board of Directors recommends a vote "FOR" the election of Joseph Segelman and Chaya Segelman.  Unless otherwise specified, the enclosed proxy will be voted "FOR" the election of the Board of Directors' slate of nominees.  Neither Management nor the Board of Directors of the Company is aware of any reason which would cause any nominee to be unavailable to serve as a Director.

PROPOSAL TWO

AN AMENDMENT TO OUR ARTICLES OF INCORPORATION

TO AUTHORIZE SERIES A PREFERRED STOCK

The Company's Board of Directors proposes an amendment to the Company's Articles of Incorporation to authorize a class of preferred stock, titled Series A Preferred Stock, which will consist of one share. The Series A Preferred Stock shall vote together as a single class with the holders of the Corporation’s common stock and the holders of any other class or series of shares entitled to vote with the common stock, with the holder of the Series A Preferred Stock being entitled to fifty-one (51%) of the total votes on all such matters regardless of the actual number f shares of Series A Preferred Stock then outstanding, and the holders of common stock and any other shares entitled to vote being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power. The Series A Preferred Stock shall not have any right to receive any dividends, nor any distributions in the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary. The one share of Series A Preferred Stock will be issued to Joseph Segelman.

Discussion of Proposed Amendment

The Company believes that it is necessary for our sole officer, Joseph Segelman, to retain voting control over the Company, in order for the Company to accomplish its business objectives.  Consequently, the Board of Directors approved, and recommends that the shareholders approve, an amendment to the Articles of Incorporation to authorize the single share of Series A Preferred Stock.

Anti-Takeover Effects .  The issuance of the Series A Preferred Stock by the Company may potentially have an anti-takeover effect by making it more difficult to obtain stockholder approval of various actions, such as a merger or removal of management.  The authorization of the Series A Preferred Stock has not been proposed for an anti-takeover related purpose and the Board of Directors and management have no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of its Common Stock.

Dilutive Effects .  The authorization and subsequent issuance of the Series A Preferred Stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of our capital stock.  The actual effect on the current holders of Common Stock cannot be ascertained until the Series A Preferred Stock is issued.  However, such effects might include dilution of the voting power and reduction of amounts available on liquidation.

Vote Required and Recommendation of Board

Proposal Two requires the affirmative vote of a majority of the votes cast by holders of Common Stock at the Meeting.  The Board of Directors recommends that shareholders vote "FOR" the proposed amendment to the Articles of Incorporation to authorize the single share of Series A Preferred Stock.

PROPOSAL THREE

AMENDMENT TO OUR ARTICLES OF INCORPORATION

TO CHANGE THE CORPORATE NAME

The Company’s board of directors proposes an amendment to the Company’s Articles of Incorporation in order to change the corporate name from Reign Sapphire Corporation, to Reign Corporation.

Discussion of Proposed Amendment

The Company believes that the corporate name change to Reign Corporation will better identify the business operations of the Company, as due to recent acquisitions, the Company no longer only sells sapphire jewelry. The Company believes it will be better positioned in the future with a corporate name that does not identify the Company with only one business line.

ANNUAL REPORT TO SHAREHOLDERS

Upon written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2015 to any stockholders of record, or to any stockholder who owns common stock listed in the name of a bank or broker as nominee, at the close of business on the Record Date. Any request for a copy of this Proxy Statement should be mailed to Joseph Segelman, CEO, 9465 Wilshire Boulevard, Beverly Hills, CA 90212. We file annual, quarterly and current reports, proxy statements and other information in accordance with the Securities Exchange Act of 1934, as amended, with the SEC. You may read and copy any reports, proxy statements or other information filed by us at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. In addition, these materials we file electronically with the SEC are available at the SEC's website at www.sec.gov. The SEC's website contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Information about the operation of the SEC's public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

OTHER MATTERS

Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein.  However, if any such other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

If a shareholder requests to receive printed proxy materials, only one proxy statement and the other proxy materials will be delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders.  Upon the written or oral request of a shareholder, we will deliver promptly a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy was delivered.  Shareholders desiring to receive a separate copy in the future may contact us through our Corporate Secretary, 9465 Wilshire Blvd, Beverly Hills, CA 90212.

Shareholders who share an address but are receiving multiple copies of the proxy statement and/or annual report may contact us through our Corporate Secretary, 9465 Wilshire Blvd, Beverly Hills, CA 90212, or by telephone: (213) 457-3772 to request that a single copy be delivered.

SHAREHOLDER PROPOSALS

Reign Sapphire Corporation expects to hold its next Annual Meeting of shareholders in March 2018.  Proposals from shareholders intended to be present at the next Annual Meeting of shareholders should be addressed to the Company at 9465 Wilshire Blvd, Beverly Hills, CA 90212, and we must receive the proposals by October 1, 2017.   Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law.  It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested.  After October 1, 2017, any shareholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.

BY ORDER OF THE BOARD OF DIRECTORS:

Joseph Segelman, Chief Executive Officer and Director

PROXY

REIGN SAPPHIRE CORPORATION

9465 Wilshire Boulevard

Beverly Hills, CA 90212

(213) 457-3772

ANNUAL MEETING OF SHAREHOLDERS – MARCH 17, 2017

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Reign Sapphire Corporation hereby constitutes and appoints Joseph Segelman, or either of them, as attorney and proxy to appear, attend and vote all of the shares of Common Stock standing in the name of the undersigned at the Annual Meeting of Shareholders to be held at the Company’s corporate offices located at 9465 Wilshire Blvd, Beverly Hills, CA 90212, on March 17, 2017, at 9:00 am PST, and at any adjournment or adjournments thereof, upon the following:

Proposal One :  The election of two directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified:

Joseph Segelman	For ☐	Withhold Authority to vote ☐
Chaya Segelman	For ☐	Withhold Authority to vote ☐

Proposal Two :  To approve the creation of Series A Preferred Stock.

For ☐	Against ☐	Abstain ☐

Proposal Three :   To change the corporate name to Reign Corporation.

For ☐	Against ☐	Abstain ☐

In their discretion, the Proxy is authorized to vote upon such other business as lawfully may come before the Meeting.  The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy lawfully may do by virtue hereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR THE OTHER PROPOSALS LISTED ABOVE.  UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY ON ANY OTHER BUSINESS.

Please mark, date and sign exactly as your name appears hereon, including designation as executor, Trustee, etc., if applicable, and return the Proxy in the enclosed postage-paid envelope as promptly as possible.  It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person.  A corporation must sign in its name by the President or other authorized officer.   All co-owners and each joint owner must sign.

Date:  _______________________

Signature(s)

Address if different from that on envelope:

Street Address

City, State and Zip Code

Please check if you intend to be present at the meeting _______